UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Indiana

(State or other jurisdiction of incorporation)

0-17071	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street P.O. Box 792 Muncie, Indiana	47305-2814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 747-1500

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01.	Other Events.

On April 1, 2022, First Merchants Corporation (“First Merchants”) issued a press release announcing the closing of its acquisition of Level One Bancorp, Inc., a Michigan corporation (“Level One”), pursuant to the Agreement and Plan of Merger, dated as of November 4, 2021, by and between First Merchants and Level One (the “Merger Agreement”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

As provided in the Articles of Merger filed with the Secretary of State of Indiana and a Certificate of Merger filed with the Corporations Division of the Michigan Department of Licensing and Regulatory Affairs, the merger of Level One with and into First Merchants (the “Merger”) became effective as of 12:01 a.m. (Eastern Time) on April 1, 2022. As of such effective time, each share of outstanding Level One common stock was converted into the right to receive (a) a 0.7167 share of First Merchants common stock, in a tax-free exchange, and (b) a cash payment of $10.17. First Merchants expects to issue approximately 5.6 million shares of its common stock and pay approximately $79.3 million in cash, in exchange for all of the issued and outstanding shares of Level One common stock.

In addition, each outstanding share of 7.50% Non-Cumulative Perpetual Preferred Stock, Series B, of Level One was converted into the right to receive one share of a newly created 7.50% Non-Cumulative Perpetual Preferred Stock, Series A, of First Merchants at the effective time of the merger. Likewise, each outstanding Level One depositary share representing a 1/100th interest in a share of the Level One preferred stock was converted into a First Merchants depositary share representing a 1/100th interest in a share of First Merchants preferred stock (Nasdaq: FRMEP).

Immediately following the Merger, Level One Bank, a wholly-owned subsidiary of Level One, merged with and into First Merchants Bank, a wholly-owned subsidiary of First Merchants, with First Merchants Bank surviving the merger and continuing its corporate existence.

The foregoing description of the mergers does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger between First Merchants Corporation and Level One Bancorp, Inc., dated as of November 4, 2021 (Incorporated by reference to registrant’s Form 8-K filed on November 4, 2021)

99.1	Press Release, dated April 1, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2022

FIRST MERCHANTS CORPORATION

By:	/s/ Michele M. Kawiecki
Michele M. Kawiecki
Executive Vice President and
Chief Financial Officer